UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       January 30, 2015

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)
NEW YORK
(State or other jurisdiction of incorporation)
1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)
650 FROM ROAD , SUITE 375 PARAMUS, NEW JERSEY	07652-3556
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 30, 2015, Movado Group, Inc., (the “Company”) and Swissam Products Limited, a wholly owned Hong Kong subsidiary of the Company (“SPL”) entered into an Amended and Restated License Agreement (the “Amended License Agreement”) with Coach, Inc. (the “Licensor”). The Amended License Agreement amends and restates the original license agreement between the Licensor, the Company and SPL dated December 9, 1996 (as amended, the “Original License Agreement”).

Material modifications to the Original License Agreement, as implemented by the Amended License Agreement, include the following:

—	The term has been extended from June 30, 2015 through June 30, 2020.
—	Sales minima are specified for the extension term.
—	The royalty rates have been revised.
—	New requirements for marketing and advertising expenditures have been established.
—	Licensor discounts for purchases in excess of certain thresholds are specified.
—	A maximum two year period has been set for the sale of any particular watch model unless Licensor agrees to an extension.

The other material provisions of the Amended License Agreement remain substantially unchanged from the Original License Agreement.

 The Company intends to file the Amended License Agreement as an exhibit to its next periodic report and will seek confidential treatment of certain terms in the Amended License Agreement at such time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2015

MOVADO GROUP, INC.
By:	/s/ Timothy F. Michno
Name: Title:	Timothy F. Michno General Counsel